Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
NPK INTERNATIONAL INC.
a Delaware corporation

(Effective as of December 9, 2024)
PREAMBLE
These Amended and Restated Bylaws (as may be amended from time to time, these “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”) and the Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Charter”) of NPK International Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the Charter, such provisions of the DGCL or the Charter, as the case may be, shall control.
ARTICLE I

Offices
Section 1    Registered Office.
The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2    Other Offices.
The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II

Stockholders’ Meetings
Section 1 Place of Meeting.
Meetings of the stockholders of the Corporation shall be held at such place, if any, either within or without the State of Delaware, as may be designated from time to time by the Board. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 2    Annual Meetings.
The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board and stated in the notice of meeting.
Section 3    Special Meetings.
Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by the Chairman of the Board, the Chief Executive Officer, the President or by a majority vote of the Board at any time. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of the special meeting.
Section 4    Notice of Meetings.
Except as otherwise provided by law or the Charter, written notice of the place, if any, date and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which such meeting is to be held, to each stockholder entitled to vote at such meeting. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the DGCL. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of the adjourned meeting need not be given if the time and place, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4, in each case unless the adjournment is for more than thirty (30) days, or unless, after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 5    Business at Annual Meetings.
(a)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time the notice provided for in this Section 5 below is delivered to the Secretary, who is entitled to vote on such business and who complies with the procedures set forth in this Section 5. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a

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stockholder to propose business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act). At each annual meeting of stockholders, for business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the day that is one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting date or later than 5:00 p.m. Eastern Time on the day that is ninety (90) days prior to such date; provided, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 pm Eastern Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(b)A stockholder’s notice to the Secretary shall set forth:
(1)as to each matter the stockholder proposes to bring before the meeting:
(a)a brief description of the business desired to be
brought before the meeting;
(b)the text of the proposal (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, these Bylaws, the language of the proposed amendment); and
(c)a complete and accurate description of any material interest in such business of each stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Regulation 14A under the Exchange Act;

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(2)as to the stockholder giving notice and any Stockholder Associated Person:
(a)the name and record address of such stockholder and Stockholder Associated Person (including, if applicable, as they appear on the Corporation’s books and records);
(b)(I) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition and (II) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder and any Stockholder Associated Person; provided, that for purposes of this clause (b) of this Section 5(b)(2), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares;
(c)the nominee holder for, and number of, any Corporation securities owned beneficially but not of record by such stockholder, or Stockholder Associated Person;
(d)short interest (including any short positions, profit interests, options, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares) of such stockholder or Stockholder Associated Person in any security of the Corporation or any class of the capital stock of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914); provided, that for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise which has been entered into by or on behalf of such person, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security or if the effect or intent of which interest is to mitigate loss, manage risk or benefit from changes in the share price of the subject security;

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(e)a complete and accurate description (which description shall include, in addition to all other information, information identifying all parties thereto) of all agreements, arrangements or understandings (whether written or oral) (including, without limitation, any options, warrants, forward contract, swap, contract of sale, convertible securities, stock appreciation or similar rights or other derivative or similar agreements with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock, of, or with a value derived in whole or in part from the value of any class or series of capital stock of, the Corporation or any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914)) (a “Derivative Instrument”), that have been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such stockholder or Stockholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation or any such principal competitor;
(f)any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person;
(g)any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder or Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(h)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(i)(I) any plans or proposals which such stockholder or any Stockholder Associated Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (II) a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (1) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (2) between or among the

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stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing, including without limitation
(x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Person has the right to vote any shares of any security of the Corporation;
(y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons, and (z) any other agreements, arrangements or understandings that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (in the case of each of clauses (I) and (II), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice, or any Stockholder Associated Person or other person or entity);
(j)a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder or Stockholder Associated Person may be directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and
(k)the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(3)a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;
(4)a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, confirm whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person or group intends to

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deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal;
(5)whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;
(6)such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute amending, restating or replacing such section) and the rules and regulations promulgated thereunder;
(7)a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder (or a qualified representative thereof) intends to appear in person at the annual meeting to bring such business before the meeting, and an acknowledgment that, if such stockholder does not appear to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and
(c)General.
(i)No business shall be considered at an annual meeting of stockholders except business brought before such meeting in accordance with applicable law and the procedures set forth in these Bylaws, including this Section 5. Except as otherwise provided by applicable law, the Charter or these Bylaws, the Chairman of the Board, the presiding person of a meeting of stockholders or any other person designated by the Board shall have the power and duty (A) to determine whether any business proposed to be brought before the meeting was made in accordance with applicable law and the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representations required by this Section 5) and (B) if any proposed business is not in compliance with this

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Section 5, to declare that such proposed business shall not be transacted, notwithstanding that votes and proxies in respect of any such business proposal have been received by the Corporation.
(ii)If any information submitted by any stockholder proposing business for consideration at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary, the Board or any Committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any Committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder, and (ii) a written update of any information (including, written confirmation by such stockholder that it continues to intend to bring such business proposal before the meeting) submitted by such stockholder as of an earlier date. If such stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with the Bylaws.
(iii)A stockholder providing notice under these Bylaws shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and or resolutions proposed to be brought before a meeting of the shareholders.
(iv)Notwithstanding the foregoing, except as otherwise determined by the presiding person of a meeting of stockholders, if the stockholder (or a qualified representative of the stockholder) making a proposal at a meeting of stockholders under these Bylaws does not appear at such meeting to present such proposal, the

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proposed business shall not be transacted, notwithstanding that votes and proxies in favor thereof may have been received by the Corporation. For purposes of these Bylaws to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, prior to making such proposal at the meeting of stockholders (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders).
(v)As used in these Bylaws, (A) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(B) “Stockholder Associated Person” shall mean (1) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (3) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (4) if such stockholder or any Stockholder Associated is an entity, each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity and (5) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable; and (C) “public announcement” shall be deemed to include a disclosure made in a press release reported by a national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.
(vi)Notwithstanding the foregoing, a stockholder (and any Stockholder Associated Person) shall also comply with all applicable requirements of the state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(vii)The adjournment or postponement of an annual meeting (or the announcement thereof) does not commence a new time period (and does not extend

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any time period) for the giving of notice of a stockholder proposal as described above.
Section 6    Procedures for Nominating Directors.
Notwithstanding anything in these Bylaws to the contrary, at each annual meeting of stockholders, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 6 shall be eligible for election as directors of the Corporation.
(a)Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board or a committee appointed by the Board or (3) otherwise properly brought before the meeting by any stockholder who is a stockholder of record at the time the notice provided for in this Section 6 below is delivered to the Secretary, who is entitled to vote in the election of directors and who complies with the procedures set forth in this Section 6. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a stockholder to make nominations. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been timely given to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the day that is one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting date or later than 5:00 p.m. Eastern Time on the day that is ninety (90) days prior to such date; provided, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 pm Eastern Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(b)Each such notice shall set forth:
(1)as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(a)the name, age, business address and residence address of such Proposed Nominee;

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(b)the principal occupation and employment of such Proposed Nominee;
(c)a fully completed and signed written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request);
(d)such Proposed Nominee’s executed written consent to being named in a proxy statement as a nominee;
(e)such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) that: (1) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(2) such Proposed Nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (3) such Proposed Nominee would, if elected as a director, comply with applicable law of the exchanges upon which the Corporation’s shares of common stock trade, all of the Corporation’s corporate governance policies and guidelines related to ethics, conflict of interest, confidentiality, stock ownership and trading policies and any other policies and guidelines applicable generally to the Corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (4) such Proposed Nominee consents to serving as a director if elected and currently intends to serve the full term for which such Proposed Nominee is standing for election; and (5) such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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(f)(I) a written statement, not to exceed 500 words, in support of such Proposed Nominee and (II) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a Contested Election (as defined below), or may otherwise be required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; and
(g)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant;
If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 6, all written and signed representations and agreements and all fully completed and signed questionnaires described in Section 6(b)(1)(a) - (g) above shall be provided to the Corporation at the same time as such notice, and the additional information described in the foregoing paragraph above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request. All information provided pursuant to this Section 6(b)(1) shall be deemed part of the stockholder’s notice submitted pursuant to this Section 6.
(2)as to the stockholder giving notice, any Proposed Nominee and any Stockholder Associated Person (as defined below):
(a)the name and record address of such stockholder, and any Stockholder Associated Person (including, if applicable, as they appear on the Corporation’s books and records);
(b)(I) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition and (II) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder and any Stockholder Associated Person; provided, that for purposes of this clause (b) of this Section 6(b)(2), shares shall be treated as “beneficially owned” by a person if the person

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beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares;
(c)the nominee holder for, and number of, any Corporation securities owned beneficially but not of record by such stockholder or Stockholder Associated Person;
(d)short interest (including any short positions, profit interests, options, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares) of such stockholder or Stockholder Associated Person in any security of the Corporation or any class of the capital stock of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914); provided, that for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise which has been entered into by or on behalf of such person, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security or if the effect or intent of which interest is to mitigate loss, manage risk or benefit from changes in the share price of the subject security;
(e)a complete and accurate description (which description shall include, in addition to all other information, information identifying all parties thereto) of all Derivative Instruments that have been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such stockholder or Stockholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation or any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914);
(f)any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person;
(g)any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder or Stockholder Associated Person (1) is a general partner or, directly or

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indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(h)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(i)a complete and accurate description of (I) any plans or proposals which such stockholder or any Stockholder Associated Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (II) all agreements, arrangements or understandings, written or oral, and formal or informal, (1) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (2) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing, including without limitation
(x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Person has the right to vote any shares of any security of the Corporation;
(y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons, and (z) any other agreements, arrangements or understandings that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (in the case of each of clauses (I) and (II), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person or entity);
(j)a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder or Stockholder Associated Person may be directly or indirectly

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entitled based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and
(k)the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(3)a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;
(4)(I) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will or is part of a group that will engage in a solicitation with respect to such nomination and, if so, confirm whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and, in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors and (II) a representation from the stockholder that immediately after soliciting the stockholders referred to in the foregoing clause, such stockholder or any Stockholder Associated Person will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock;
(5)whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;
(6)a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder (or a qualified

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representative thereof) intends to appear in person at the annual meeting to nominate any Proposed Nominees, and an acknowledgment that if such stockholder does not appear to present such any such Proposed Nominees at such annual meeting, the Corporation need not present such nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(7)In addition to the information required above, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the Proposed Nominee’s independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board.
(c)General.
(i)No nominee for director shall be considered at an annual meeting of stockholders except nominations brought before such meeting in accordance with applicable law and the procedures set forth in these Bylaws, including this Section 6. Except as otherwise provided by applicable law, the Charter or these Bylaws, the Chairman of the Board, the presiding person of a meeting of stockholders or any other person designated by the Board shall have the power and duty (A) to determine whether a nomination was made in accordance with applicable law and the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representations required by this Section 6 or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act), and (B) if any proposed nomination is not in compliance with this Section 6, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, to declare that such defective nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination have been received by the Corporation.
(ii)If any information submitted by any stockholder proposing a nominee for director for consideration at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary, the Board or any Committee thereof, any stockholder

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proposing business for consideration at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any Committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Bylaw, and (ii) a written update of any information (including, written confirmation by such stockholder that it continues to intend to bring such nomination before the meeting) submitted by such stockholder of an earlier date. If such stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with the Bylaws.
(iii)A stockholder providing notice under these Bylaws shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or including by changing or adding nominees.
(iv)Notwithstanding the foregoing, except as otherwise determined by the presiding person of a meeting of stockholders, if the stockholder (or a qualified representative of the stockholder) making a nomination at a meeting of stockholders under this Section 6 does not appear at such meeting to present such nomination, the nomination shall be disregarded, notwithstanding that votes and proxies in favor thereof may have been received by the Corporation.
(v)Notwithstanding the foregoing, a stockholder (and any Stockholder Associated Person) shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder nominations to be considered pursuant to this Section 6.

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(vi)The adjournment or postponement of an annual meeting (or the announcement thereof) does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination as described above.
(vii)The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
Section 7    Quorum
At all meetings of stockholders, except where otherwise provided by law, the Charter or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Where a separate vote by a class or series or classes or series is required, the holders of a majority of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
Section 8    Adjournment and Postponement of Stockholder Meetings
(a)Regardless of whether a quorum is present, the Board may adjourn any meeting of stockholders, annual or special, from time to time to reconvene at the same or some other place, if any, subject to the notice requirements set forth in Section 4 above. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Subject to the notice requirements set forth in Section 4 above, if after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
(b)The Board may, at any time prior to the holding of any meeting of stockholders, annual or special, and for any reason, postpone, reschedule or cancel such previously-scheduled meeting. The meeting may be postponed or rescheduled to such time and place as specified in a notice of postponement or rescheduling of such meeting.
Section 9    Voting.
(a)Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at a meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right

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to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.
(b)When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power on the question, present in person or represented by proxy, shall decide any question brought before such meeting other than the election of directors in a Contested Election (as defined below), unless the proposed action is one upon which, by express provisions of statutes or the Charter, a different vote is specified and required, in which case such express provisions shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class. Notwithstanding the foregoing, if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.
Section 10    Proxies
(a)Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, which may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means; or
(2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission (as defined in Article IX of these Bylaws) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that the electronic transmission is valid, the inspectors of election for the meeting or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
(b)Any copy or other reliable reproduction of the writing or electronic transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

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(c)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 11    List of Stockholders.
(a)The officer who has charge of the stock ledger of the Corporation shall prepare and make, no later than the 10th day before the date of any meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before said meeting, either (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the Corporation.
(b)If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to insure that such information is available only to stockholders. Nothing contained in this Section 11 shall require the Corporation to include electronic mail addresses or other electronic contact information on that list.
Section 12    Conduct of Meetings.
(a)At each meeting of stockholders, the Chairman of the Board, or in his absence, the Chief Executive Officer or President shall preside, and the Secretary shall keep records, and in the absence of any such person, their duty shall be performed by a person appointed by the Board. The Board may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.
(b)Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to convene and to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, such stockholders duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) or such other persons as the presiding person of the meeting shall determine;
(4) restrictions on entry to the meeting after the time fixed for the commencement thereof;
(5) limiting the time allotted to questions or comments; (6) determining when and for how long the polls should be opened and when the polls should be closed; (7) maintaining order and security at the meeting; (8) removing any stockholder or any other individual who

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refuses to comply with meeting procedures, rules or guidelines as set forth by the presiding person of the meeting; (9) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (10) restricting the use of audio/video recording devices and cell phones; and
(11) complying with any state and local laws and regulations concerning safety and security. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 13    Inspectors of Elections.
The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at the meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(5) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
Section 14    Meetings by Remote Communication.
If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and
(3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 15    Action Without Meeting.
(a)Unless otherwise provided in the Charter, any action required by statute to be taken at any annual or special meeting of stockholders of a corporation, or any action

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which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered to the Corporation in the manner prescribed by Section 228(d) of the DGCL; provided, however, that the Corporation has not designated, and shall not designate, any information processing system for receiving such consents. No consent shall be effective to take the corporate action unless, within sixty (60) days of the first date on which a consent is so delivered to the Corporation, consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed by the DGCL.
(b)No consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a consent is delivered to the Corporation in accordance with Section 228 of the DGCL, consents signed by a sufficient number of stockholders to take action shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such consent shall be effective at a future time, including a time determined upon the happening of an event, occurring not later than sixty (60) days after such instruction is given or such provision is made, if evidence of the instruction or provision is provided to the Corporation. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.
(c)In the event of the delivery to the Corporation of a consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.
(d)Any stockholder seeking an action proposed to be taken by consent shall further update the information previously provided by such stockholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 15 shall be true and correct (i) as of the record date for determining the stockholders eligible to take such action and (ii) as of the date that is ten (10) days prior to the date the consent solicitation is commenced. Such update shall be

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delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five (5) business days after the Consent Record Date (in the case of the update required to be made as of the record date) and not later than five (5) business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of ten (10) business days prior to the date the consent solicitation is commenced). Any stockholder giving a consent, or the stockholder’s proxy holder, may revoke the consent in any manner permitted by applicable law. In addition to the requirements of this Section 15, each Consent Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any stockholder requested consent solicitation. Notwithstanding anything in these Bylaws to the contrary, any action by consent of stockholders in lieu of the meeting that does not comply with the requirements of this Section 15 shall be considered invalid and the Secretary shall not accept, and shall consider ineffective, any consents delivered to the Corporation in connection therewith.
(e)Notwithstanding anything to the contrary set forth above, (i) none of this Section 15 shall apply to any solicitation of stockholder action by consent in lieu of a meeting by or at the direction of the Board and (ii) the Board shall be entitled to solicit stockholder action by consent in accordance with applicable law.
(f)Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who did not consent and who would have been entitled to notice if the action had been taken at a meeting having a record date on the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 16 Delivery to the Corporation. Whenever this Article II (or Section 4(b) of Article VI) requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.

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ARTICLE III

Board of Directors
Section 1 Number and Term of Office.
The number of directors which shall constitute the whole of the Board shall be not less than five (5) and not more than ten (10) as may be fixed or determined from time to time by resolution of the Board. Except as provided in Section 3 of this Article III, the directors shall be elected by the stockholders at their annual meeting in each year and shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders.
Section 2    Powers.
The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board, except as may be otherwise provided by statute or by the Charter.
Section 3    Vacancies and Newly Created Directorships.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the Board, and may not be filled by any other person or persons, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the Board shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board.
Section 4    Resignations.
Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. When one or more directors shall resign from the Board, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.
Section 5    Meetings.
(a)The annual meeting of the Board shall be held promptly after the annual stockholders’ meeting at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

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(b)Regular meetings of the Board may be held at any place within or without the State of Delaware which has been determined by the Board.
(c)Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or by the Chief Executive Officer or the President and shall be called by the Secretary on the written request of a number of directors constituting not less than one-third of the Board. The director or officer so calling, or the director so requesting, any such meeting shall fix the time and place either within or without the State of Delaware, as the place for holding such meeting.
(d)Written notice of the time and place of all special meetings of the Board shall be delivered to each director personally or by email, telephone, facsimile or any other similar means of communication at least forty-eight (48) hours prior to the time of such meeting; provided, however, that if the Chairman of the Board determines that it is otherwise necessary or advisable to hold a special meeting sooner, the Chairman may prescribe a shorter notice to be given personally or by email, telephone, facsimile or any other similar means of communication. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by electronic transmission or similar means. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice at any time (including by electronic transmission). Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
Section 6    Quorum and Voting.
(a)A quorum of the Board shall consist of a majority of the exact number of directors fixed from time to time in accordance with Article III, Section 1 of these Bylaws, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting.
(b)At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Charter, or these Bylaws.
(c)Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 7    Action Without Meeting.
Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or of such committee, as the case may be,

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consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.
Section 8    Fees and Compensation.
Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.
Section 9    Committees.
(a)Executive Committee. The Board may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than one member, each of whom shall be a director. This Executive Committee, to the extent permitted by law, shall have and may exercise all powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Charter, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the stockholders of the Corporation a dissolution of the Corporation or a revocation of a dissolution, or to amend these Bylaws.
(b)Other Committees. The Board may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws. Unless otherwise provided in the resolution of the Board designating the committee, a committee of the Board may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
(c)Term. The members of all committees of the Board shall serve a term coexistent with that of the Board that appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or

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disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(d)Meetings. Unless the Board shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 9 shall be held at such times and places as are determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
ARTICLE IV

Officers
Section 1    Officers Designated.
The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, Secretary, Treasurer and Controller. The Board may also elect a Chairman of the Board and by resolution create the office of Vice Chairman of the Board and define the duties of such office. The Board may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. The Chairman and Vice Chairman of the Board shall be elected from among the directors and at the time of election, the Board shall determine whether the Chairman of the Board, and Vice Chairman of the Board (if such office is created by the Board), shall serve in an executive or non-executive capacity. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.
Section 2    Selection and Term of Office.
The officers of the Corporation shall be elected annually by the Board at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

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Section 3    Removal and Resignation.
Any officer or agent elected or appointed by the Board may be removed, with or without cause, at any time, by the affirmative vote of a majority of the Board. Any removal of an officer is without prejudice to the rights, if any, of either the officer or the Corporation under any contract to which the officer is a party. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified herein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4    Vacancies.
Any vacancy occurring by death, resignation, removal or otherwise in any office of the Corporation elected by the Board may be filled by the Board for the unexpired portion of the term.
Section 5    Salaries.
The salaries of all officers of the Corporation elected by the Board shall be fixed by the Board (or a duly authorized committee thereof) or pursuant to its direction; and no such officer shall be prevented from receiving such salary by reason of his also being a director.
Section 6    Chairman of the Board.
The Chairman of the Board (if such office is created by the Board) shall preside at all meetings of the Board or of the stockholders of the Corporation. In the Chairman’s absence, such duties shall be attended to by the Vice Chairman of the Board (if such office is created by the Board). The Chairman shall perform such other duties as usually appertain to the office or as may be prescribed by the Board or the Executive Committee.
Section 7    Chief Executive Officer.
Subject to the control of the Board, the Chief Executive Officer shall have the responsibility and the power necessary for the general management, oversight, supervision and control of the business and affairs of the Corporation, and to ensure that all orders and resolutions of the Board are carried into effect. He shall perform all duties normally incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board. The Chief Executive Officer shall keep the Board fully informed and shall consult with them concerning the business of the Corporation. Subject to the control of the Board, he may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such office is created by the Board), the Chief Executive Officer shall preside at all meetings of the stockholders and, should he be a director, of the Board.

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Section 8    President.
If the Board has not elected a Chief Executive Officer, the President shall have all of the powers granted by these Bylaws to the office of the Chief Executive Officer. If the Board has elected a Chief Executive Officer of the Corporation, the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have general supervision, direction and control of the business and the officers of the Corporation and such other duties and powers as assigned to him by the Board or the Chief Executive Officer. In the absence of the Chairman of the Board, the Vice Chairman of the Board (if such office is created by the Board) and the Chief Executive Officer, the President shall preside at all meetings of stockholders and, should he be a director, of the Board. Subject to the control of the Board and Chief Executive Officer, he may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation.
Section 9    Vice Presidents.
If there is more than one Vice President, the Board may designate one or more of them as Executive Vice President or Senior Vice President among the Vice Presidents and may also grant to such officers and other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or if there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer, the President or the Board.
Section 10    Secretary.
The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board and committees of directors, provided, however, that the Secretary shall not be required to be present at any sessions of non-management or independent directors contemplated by any stock exchange listings to which the Corporation is subject; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) maintain custody of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board, the Chief Executive Officer, the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board.

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Section 11    Chief Financial Officer.
The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have general charge and supervision of the financial affairs of the Corporation. Unless otherwise designated by the Board, the Chief Financial Officer shall serve as the Treasurer of the Corporation and shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the stockholders, and at such other times as may be required by the Board, Chief Executive Officer or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to such office and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board. If required by the Board, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.
Section 12    Treasurer.
The Treasurer, if there shall be a separate office of the Treasurer, shall perform such duties and have such powers as are commonly incident to such office and shall perform such duties as from time to time may be prescribed for him by the Board, Chief Executive Officer or the President. The Board, Chief Executive Officer or the President may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence of the Chief Financial Officer or in the event of his inability or refusal to act. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.
Section 13    Controller.
The Controller shall be the chief accounting officer of the Corporation and shall have charge of general accounting books, accounting records, and forms of the Corporation and general supervision of the accounting practices of all subsidiaries. He shall compile and file, or in cooperation with the Chief Financial Officer, Treasurer and such other financial officers as shall be elected by the Board, cause to be compiled and filed or assist in the preparation of such reports, statements, statistics and other data as may be required by law or assigned by the Board, the Chief Executive Officer or the President. He shall assist and cooperate with the standing committees of the Corporation and have such other powers and perform such other duties as the Board may from time to time prescribe and as may be necessary or appropriate to perform the duties of the Controller.

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ARTICLE V

Execution of Corporate Instruments and Voting of Securities Owned by the Corporation
Section 1    Execution of Corporate Instruments.
The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts or agreements on behalf of the Corporation, and such execution or signature shall be binding upon the Corporation.
Section 2    Voting of Securities Owned by Corporation.
All stock and other securities of other corporations, limited liability companies, partnerships or other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board or, in the absence of such authorization, by the Chief Executive Officer, the President or any Vice President authorized by either the Chief Executive Officer or the President.
ARTICLE VI

Shares of Stock
Section 1    Form and Execution of Certificates; Uncertificated Shares.
Shares of the stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the Chief Executive Officer, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile or otherwise electronic signature. In case any officer, transfer agent, or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/ or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the

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powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2    Lost Certificates.
The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
Section 3    Transfers.
Shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
Section 4    Fixing Record Dates.
(a)Meetings of Stockholders.
(i)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m. Eastern Time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such

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adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)Action Without a Meeting.
(i)In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board. Any stockholder seeking to commence a stockholder requested consent solicitation shall, by written notice to the Secretary of the Corporation at the principal executive offices of the Corporation, first request that the Board fix a Consent Record Date for such purpose, which request shall be in proper form as provided in subsection (b)(ii) of this Section 4. The Board shall promptly, but in any event within the later of ten
(10) days after the date on which such a request is received or five (5) days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by consent of stockholders without a meeting under subsection (b) of this Section 4 and Article II, Section 15 of the Bylaws and applicable law. If such request is valid, the Board may adopt a resolution fixing the Consent Record Date (unless a Consent Record Date has previously been fixed by the Board pursuant to the first sentence of subsection (b)(i) of this Section 4). If
(A) the request required by subsection (b)(i) of this Section 4 has been determined by the Board to be valid and to relate to an action that may be effected by consent in accordance with Article II, Section 15 of the Bylaws and applicable law or (B) no such determination shall have been made by the date required by subsection (b)(i) of this Section 4, and in either event no Consent Record Date has been fixed by the Board, the Consent Record Date shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with subsection (b) of this Section 4 and Article II, Section 15. If no Consent Record Date has been fixed by the Board and prior action by the Board is required by applicable law, the Consent Record Date shall be at 5:00 p.m. Eastern Time on the date on which the Board adopts the resolution taking such prior action. For purposes hereof, a “Consent Requesting Person” shall mean (1) the stockholder or stockholders of record making the request to fix a Consent Record Date, (2) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (3) any affiliate of such stockholder of record or beneficial owner(s).
(ii)To be in proper form for purposes of subsection (b) of this Section 4, a request by a stockholder for the Board to fix a Consent Record Date shall set forth the action proposed to be taken by consent of stockholders without a meeting and, as to each matter to be submitted for stockholder action by consent in the stockholder requested consent solicitation and each Consent Requesting Person and Stockholder Associated Person, include any other information required to be set

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forth in a notice under Article II, Section 5 and Section 6 of the Bylaws as if such matter were to be considered at an annual meeting of stockholders, except that for purposes of subsection (b)(ii) of this Section 4, the term “Consent Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Article II, Section 5 and Section 6 of the Bylaws, as applicable. Notwithstanding anything to the contrary contained in subsection (b)(ii) of this Section 4, upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by consent, the Board may require the stockholder(s) submitting such request to furnish such other information as may be requested to determine the validity of the request required by subsection (b) of this Section 4 and to determine whether such request relates to an action that may be effected by consent of stockholders without a meeting under Article II, Section 15 of the Bylaws and applicable law and any other information that could be material to the stockholders.
(iii)The Secretary of the Corporation shall not accept, and shall consider ineffective, any request to set a Consent Record Date that (A) does not comply with subsection (b) of this Section 4, (B) relates to an action proposed to be taken by consent of stockholders without a meeting that is not a proper subject for stockholder action under applicable law, (C) includes an action proposed to be taken by consent of stockholders without a meeting that did not appear on the written request that resulted in the determination of the Consent Record Date or
(D) does not comply with applicable law. Notwithstanding anything in the Bylaws to the contrary, if the Board determines that any request to fix a Consent Record Date was not properly made in accordance with Article II, Section 15 of the Bylaws and subsection (b) of this Section 4, or determines that the stockholders of record requesting that the Board fix such Consent Record Date have not otherwise complied with Article II, Section 15 of the Bylaws and subsection (b) of this Section 4, then the Board shall not be required to fix such Consent Record Date.
(c)Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at 5:00 p.m. Eastern Time on the day on which the Board adopts the resolution relating thereto.
Section 5    Registered Stockholders.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE VII

Corporate Seal
The corporate seal shall consist of a die bearing the name of the Corporation and shall otherwise be in form and substance as determined by the Board. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII

Indemnification of Officers, Directors, Employees and Agents
Section 1 General Right to Indemnification.
Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.
Section 2    Indemnification in Derivative Actions.
Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been judged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

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Section 3    Determination or Right to Indemnification.
Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of a quorum of the stockholders. Anything hereinabove set forth to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall in any event be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
Section 4    Authority to Advance Expenses.
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.
Section 5    Provisions Nonexclusive.
The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6    Authority to Insure.
The Corporation is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
Section 7    Definition of Corporation.
For the purpose of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent)

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absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
Section 8    Severability.
The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.
ARTICLE IX

Notices
Section 1    Notices.
(a)Whenever, under the provisions of applicable law, the Charter or these Bylaws, notice is required to be given to (1) any director, it shall be construed to mean, in addition to any other provisions contained in these Bylaws, oral notice given telephonically or written or printed notice given either personally or by mail, wire, telephone or electronic transmission, or (2) any stockholder, it shall be construed to mean, in addition to other provisions contained in these Bylaws, written or printed notice either given personally or by mail, wire or electronic transmission in the manner and to the extent provided by Section 232 of the DGCL, in each case, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage or other charges thereon paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or the appropriate office for transmission by wire, or in the case of electronic transmission, at the time specified by Section 232 of the DGCL.
(b)For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.
Section 2    Waivers.
Whenever notice is required to be given pursuant to a statutory provision, the Charter or these Bylaws, a written waiver of that notice, signed by the person entitled to that notice, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of that meeting, to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at,

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nor the purpose of any regular or special meeting of stockholders, Board or committee of the Board need be specified in any written waiver of notice or any waiver by electronic transmission.
ARTICLE X

Exclusive Forum
Section 1 Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Delaware Court of Chancery shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Charter or these Bylaws, (d) any action asserting a claim related to or involving the Corporation or any director, officer, stockholder, employee or agent of the Corporation that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. If any action the subject matter of which is within the scope of this Section is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (i) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.
Section 2 Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the

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sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the U.S. Federal District Courts in Wilmington County, Delaware.
Section 3 Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.
ARTICLE XI

Emergency Bylaw
Section 1 Notwithstanding anything to the contrary in the Charter or these Bylaws, this Article XI shall be operative during any emergency condition as contemplated by Section 110 of the DGCL, irrespective of whether a quorum of the Board or a standing committee thereof can readily be convened for action (an “Emergency”).
(a)During any Emergency, any director or officer of the Corporation may call a meeting of the Board or any committee thereof and notice of the place and time of such meeting of the Board of any committee thereof may be given only to such directors as may be feasible to reach at the time and by such means as may be feasible at the time and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(b)At any meeting of the Board or any committee thereof, called in accordance with Article III, Section 5 of these Bylaws, the director or directors in attendance at the meeting shall constitute a quorum. Vacancies on the Board, or any committee thereof, may be filled by a majority vote of the directors in attendance at the meeting. In the event that no directors are able to attend the meeting of the Board, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and will have full powers to act as directors of the Corporation for such meeting. For purposes of this Article XI, “Designated Officers” means a list of officers of the Corporation who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an Emergency if a quorum of directors cannot otherwise be obtained during such Emergency, which officers have been designated by the Board or a committee thereof, as the case may be, from time to time but in any event prior to such time or times as an Emergency may have occurred. If the Board or a committee thereof has not approved a list of Designated Officers prior to the Emergency, then any officers of the Corporation appointed by the Board pursuant to the Bylaws in attendance shall serve as directors for the meeting, without any additional quorum requirement and will have full powers to act as directors of the Corporation for such meeting.
(c)No director, officer or employee acting in accordance with this Article XI or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.

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(d)The Board, either before or during any Emergency, may, effective in the Emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do. Without limiting any powers or emergency actions that the Board may take during an Emergency, during an Emergency, the Board may take any action that it determines to be practical and necessary to address the circumstances of the Emergency including, without limitation, taking the actions with respect to stockholder meetings and dividends as provided in Section 110(i) of the DGCL.
(e)At any meeting called in accordance with this Article XI, the Board may modify, amend or add to the provisions of this Article XI in order to make any provision that may be practical or necessary given the circumstances of the Emergency.
(f)The provisions of this Article XI shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (c) hereof with regard to action taken prior to the time of such repeal or change.
(g)Nothing contained in this Article XI shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL which have been or may be adopted by corporations created under the DGCL.
ARTICLE XII

Amendments
These Bylaws may be repealed, altered or amended or new Bylaws adopted by consent of stockholders in the manner authorized by Article II, Section 15, or at any meeting of the stockholders, either annual or special, by the affirmative vote of the holders of a majority of the stock entitled to vote at such meeting. Unless otherwise restricted by the Charter or these Bylaws, the Board shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of the holders of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws.

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